Exhibit 1

       401(k) Plan for Employees of
     New England Business Service, Inc.



     Financial Statements for the Years Ended
     December 31, 2003 and 2002,
     Supplemental Schedules as of and for the Year Ended December 31, 2003, and
     Report of Independent Registered
     Public Accounting Firm

401(K) PLAN FOR EMPLOYEES OF
NEW ENGLAND BUSINESS SERVICE, INC.

TABLE OF CONTENTS


                                                               Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM         1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31,
2003 AND 2002:

  Statements of Net Assets Available for Benefits               2

  Statements of Changes in Net Assets Available for Benefits    3

  Notes to Financial Statements                                4-10

SUPPLEMENTAL SCHEDULES AS OF AND FOR THE YEAR ENDED DECEMBER 31,
2003:

Form 5500 - Schedule H, Part IV, Line 4i - Schedule of Assets (Held
at End of Year)                                                 12

Form 5500 - Schedule H, Part IV, Line 4j - Schedule of Reportable
Transactions                                                    13

All other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and
Disclosures under the Employee Retirement Income Security Act of
1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Plan Administrator of and Participants in the 401(k) Plan for Employees of New England Business Service, Inc.:


We have audited the accompanying statements of net assets available for benefits of the 401(k) Plan for Employees of New England Business Service, Inc. (the "Plan") as of December 31, 2003 and 2002, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2003 and 2002, and the changes in its net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 2003 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic 2003 financial statements taken as a whole.



/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 23, 2004 (July 9, 2004 as to Note 9)

401(k) PLAN FOR EMPLOYEES OF
NEW ENGLAND BUSINESS SERVICE, INC.

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------

                                           2003            2002
ASSETS:
 Investments:
  Guaranteed investment account       $ 22,713,861     $ 20,447,946
  New England Business Service, Inc.
   Common Stock
   (1,012,798 shares and
    898,224 shares in 2003
    and 2002, respectively)             29,877,773       21,127,196
  Mutual funds                          35,486,108       27,121,376
  Pooled separate accounts              69,289,627       50,114,711
  Interest bearing cash                    834,333          789,470
  Loans to participants                  3,922,401        3,706,850
                                     --------------   --------------

      Total investments                162,124,103      123,307,549

Contributions receivable:
  Employer                                 195,310          427,722
  Employee                                 159,871          260,286
                                      --------------   --------------

Total contributions receivable             355,181          688,008
                                      --------------   --------------
          Total assets                 162,479,284       123,995,557



LIABILITIES - Excess contribution
     payable                                29,971                -
                                      --------------   --------------
NET ASSETS AVAILABLE FOR BENEFITS     $162,449,313      $123,995,557
                                      --------------   --------------
                                      --------------   --------------

See notes to financial statements.

401(k) PLAN FOR EMPLOYEES OF
NEW ENGLAND BUSINESS SERVICE, INC.

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------





                                          2003          2002

ADDITIONS:
 Contributions:
  Employee contributions             $  8,343,540  $  6,234,353
  Rollover contributions                  454,459       125,964
  Employer contributions                7,067,793     6,427,119
                                    --------------  ------------
      Total contributions              15,865,792    12,787,436
                                    --------------  ------------
 Investment activity:
  Net appreciation (depreciation)
   in fair value of investments        27,527,833    (1,431,612)
  Interest and dividend income          1,919,188     1,219,440
                                    --------------  ------------
       Total investment activity       29,447,021     (212,172)
                                    --------------  ------------
       Total additions                 45,312,813    12,575,264
                                    --------------  ------------
DEDUCTIONS:
 Benefits paid to participants          6,844,797     5,555,133
 Administrative fees                       14,260        45,247
                                    --------------  ------------

       Total deductions                 6,859,057     5,600,380
                                    --------------  ------------

INCREASE IN NET ASSETS                 38,453,756     6,974,884

TRANSFERS OF NET ASSETS OF RAPIDFORMS,
INC. 401(k) PROFIT SHARING PLAN, MCBEE
SYSTEMS, INC. SAVINGS PLAN AND
PREMIUMWEAR RETIREMENT SAVINGS PLAN
AND TRUST (Note 1)                              -    32,053,885

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of year                    123,995,557    84,966,788
                                    --------------  ------------
 End of year                        $ 162,449,313  $123,995,557
                                    --------------  ------------
                                    --------------  ------------

See notes to financial statements.

401(K) PLAN FOR EMPLOYEES OF
NEW ENGLAND BUSINESS SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS


1. DESCRIPTION OF THE PLAN

   The following brief description of the 401(k) Plan for Employees of New England Business Service, Inc. (the "Plan") provides general information only. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

   General Information-On October 26, 1984, the Plan sponsor, New England Business Service, Inc. ("NEBS" or the "Company"), adopted a deferred profit-sharing and stock ownership plan. The Plan became effective as of July 30, 1984. On July 1, 1993, the Plan was amended to incorporate provisions of Section 401(k) of the Internal Revenue Code (the "Code"). The Plan was restated effective January 1, 1997 and September 1, 2002 to comply with applicable legislative and regulatory changes. The Plan is designed to allow eligible employees to accumulate savings for retirement in the Plan without paying income taxes until the monies actually are received. Employees may elect to defer receipt of a portion of their eligible pay by having such amounts paid into the Plan. If an employee chooses to defer payment of this eligible pay, the Company will make an additional contribution to the Plan on the employee's behalf. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

   On August 27, 2002, the Company approved the merger of Rapidforms, Inc. 401(k) Profit Sharing Plan ("Rapidforms Plan"), McBee Systems, Inc. Saving Plan ("McBee Plan"), and PremiumWear Retirement Savings Plan and Trust ("PremiumWear Plan") into the Plan. As a result, net assets of $14,771,621, $14,802,715 and $2,479,549 of the Rapidforms Plan, McBee Plan and PremiumWear Plan, respectively, were transferred into the Plan during the year ended December 31, 2002.

   Eligibility-Regular employees hired prior to September 1, 2002 are eligible to participate in the Plan beginning the first of the month following the date of hire. Regular employees hired on or subsequent to September 1, 2002 are eligible to participate beginning the first of the month after 90 days of service and are subject to automatic enrollment at 3% of pay.

   For nonregular employees (temporary employees), the employees must complete one year of eligible service (1,000 hours of service). No minimum age requirement applies under the Plan. Officers and directors of the Company who are full-time employees and meet the foregoing eligibility requirements are eligible for participation.

   Participant Accounts-Individual accounts are maintained for each Plan participant. Each participant's account is credited with the participant's contribution, the Company's matching contribution, and allocations of Company discretionary contributions and Plan earnings and charged with withdrawals and an allocation of Plan losses and administrative expenses. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

   Administration of the Plan-The Plan is administered by the NEBS Retirement Committee (the "Plan Committee"), whose members are appointed by the Board of Directors of the Company. Investors Bank & Trust Company ("IBT") has been trustee of the Plan since September 1, 2002. Prior to September 1, 2002, the trustee of the Plan was Wells Fargo Bank, Minnesota, N.A. ("Wells Fargo"). Certain administrative costs of the Plan have been assumed by the Company.

   Company Contributions-When an employee makes a contribution, the Company will make a matching contribution of shares of its common stock. If the employee has less than five years of service, the matching contribution is equal in value to 50% of the amount of the deferral, but not to exceed 3% of the employee's eligible pay. If the employee has five years or more of service and was hired prior to September 1, 2002, the matching contribution is equal in value to 100% of the amount of the deferral, but not to exceed 6% of the employee's eligible pay. In addition, the Company, at its discretion, made profit-sharing contributions to employees who meet the minimum eligibility requirements for matching contributions. For the year ended December 31, 2003, this percentage was 3.0% of eligible pay for all eligible employees with the exception of employees of McBee and PremiumWear who received 1.5% and 0%, respectively.

   Employee Contributions-Eligible employees may defer a portion (in multiples of 1%) of their eligible pay as defined by the Plan. The deferral may not exceed 50% of a participant's eligible pay and is subject to certain Code limitations. Effective January 1, 2002, participants who are ages 50 or older are permitted to make catch-up contributions. The catch-up contribution limit was $2,000 and $1,000 for the fiscal years 2003 and 2002, respectively.

   Loans to Participants-Eligible participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of their account balance, whichever is less. The loans are secured by the balance in the participant's account and bear interest at rates that range from
   5.0 percent to 11.5 percent, which are commensurate with local prevailing rates as determined quarterly by the Plan administrator. Principal and interest is paid ratably through monthly payroll deductions. The loan must be for a nonrenewable term of no more than five years, and only one loan will be allowed to a participant at any given time.

   Investment of Contributions-Participants direct the investment of their contributions into various investment options offered by the Plan. The Plan offers 8 mutual funds, 1 guaranteed investment contract, 7 pooled separate accounts and Company stock. Employees have the option to move the Company contribution from Company common stock to any of the other investment options at any time subsequent to the initial contributions. Dividends, interest, and other distributions received in any fund with respect to any type of contribution are reinvested in the same fund. Prior to September 1, 2002, employee contributions that had not been designated for a particular investment were invested in the Norwest Stable Return Common Collective Trust. As of September 1, 2002, employee contributions that have not been designated for a particular investment will be invested in the Oakmark Equity & Income Fund.

   Vesting-Participants are fully vested with respect to employee contributions. With respect to NEBS participant Company contributions made pursuant to the Plan subsequent to July 1, 1997, the vesting period percentage of each NEBS participant who had at least three years of service as of July 1, 1997 shall be 100% at all times. All Company contributions prior to July 1, 1997 are 100% vested. With respect to employer profit-sharing contributions, the vesting period of each McBee Plan participant who was employed by McBee on or before August 31, 2002 shall be 100% at all times. With respect to employer profit-sharing contributions, the vesting period of each Rapidforms Plan participant who was a participant prior to January 1, 2001, shall be 100% at all times. With respect to all employer profit-sharing contributions, the vesting percentage of each PremiumWear Plan participant who was employed by PremiumWear on or before August 31, 2002, shall be 100% at all times.

   Forfeiture-Participants who withdraw from the Plan due to termination of employment will forfeit unvested Company contributions and related earnings. These forfeitures will be used to reduce current and future Company contributions. If, within five years, the participant is re-employed by the Company, the forfeitures will be reinstated to the participant. At December 31, 2003, forfeited nonvested accounts totaled $111,595. During the year ended December 31, 2003, employer contributions were reduced by $116,350 from forfeited nonvested accounts.

   Payments of Benefits-Contributions to the Plan from all sources, and earnings thereon, are generally payable at termination of employment due to retirement, disability, death, or any other reason. Distribution payments may be made in cash in a lump sum, in whole shares of Company common stock held in the employee's account in the Plan with the value of fractional shares paid in cash, or in periodic installment payments. The form of distribution is elected in writing by the employee. Withdrawals prior to termination of employment are subject to certain limitations and restrictions.

   Plan Amendment and Termination-Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions set forth in ERISA. In the event that the Plan is terminated, participants would become 100% vested in their accounts.

   Reclassification-Certain reclassifications of prior-year amounts have been made to conform to the current-year presentation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Basis of Accounting-The financial statements of the Plan are prepared in accordance with accounting principles generally accepted in the United States of America.

   Estimates-The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates. The Plan invests in various securities including mutual funds, pooled separate accounts, corporate stocks and investment contracts. Investment securities, in general, are exposed to various risks such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for benefits.

   Investment Valuation and Income Recognition-The Plan's investments are stated at fair value except for its benefit-responsive investment contract, which is valued at contract value (Note 4). Quoted market prices are used to value Company stock. Shares of mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year end. Fair values of investments that do not have readily ascertainable market values (such as pooled separate accounts) have been estimated by the trustee based on the underlying publicly traded assets of the portfolio. These investments aggregated $69,289,627, or 43% of the total assets of the Plan, at December 31, 2003 and $50,114,711, or 40% of the total assets of the Plan at December 31, 2002. Investment gain
   (loss) related to these assets was $16,702,187 and $(7,959) for the years ended December 31, 2003 and 2002, respectively.

   Participant loans are valued at the outstanding loan balances.
   Purchases and sales of securities are recorded on the trade-date basis. Interest income is recorded on the accrual basis.
   Dividends are recorded on the ex-dividend date.

   Management fees and operating expenses charged to the Plan for investments in mutual funds and pooled separate accounts are deducted from income earned on a daily basis and are not separately reflected. Consequently, management fees and operating expenses are reflected as a reduction of investment return for such investments.

   Payment of Benefits-Distributions to participants are recorded when paid.

   Administrative Expenses-Administrative expenses of the Plan are paid by the Plan or the Plan's sponsor as provided in the Plan document.

   Excess Contribution Payable-The Plan is required to return contributions received during the Plan year in excess of IRS limits.

3. INVESTMENTS

   Investments that represent 5% or more of the Plan's net assets available for benefits as of December 31 are as follows:





                                             2003          2002

    Oakmark Equity & Income Fund
      -I Shares                        $ 17,753,898  $ 13,962,647
    MassMutual (Wellington)
       Fundamental Value Fund
      -L Shares                          17,810,215    14,154,123
    MassMutual Indexed Equity Fund
      -Z Shares                          16,119,393    12,090,933
    Oppenheimer Capital Appreciation Fund
      -Y Shares                          11,658,701     9,296,594
    MassMutual Fixed Interest Fund       22,713,861    20,447,946
    Mazama Allied Small Company
     Growth Fund                         11,346,425     6,145,060
    New England Business Service, Inc.
     Common Stock                        29,877,773    21,127,196

   The Plan's investments (including gains and losses on investments bought and sold, as well as held, during the year) appreciated in value by $27,527,833 and depreciated by $1,431,612 for the years ended December 31, 2003 and 2002, respectively, as follows:






                                             2003         2002



    New England Business Service, Inc.
     Common Stock                      $  5,087,537     4,998,256
    Wells Fargo Strategic Income Fund       316,955       (72,340)
    PIMCo Total Return Fund                 320,870       224,505
    Wells Fargo Strategic Growth
     Allocation Fund                        378,250      (167,514)
    T. Rowe Price Emerging Markets
     Stock Fund                             389,429       (76,087)
    Oakmark Equity & Income Fund
     - I Shares                           3,266,037       464,742
    AMR AIM Real Estate Fund                330,730         4,703
    MassMutual (Wellington) Fundamental
     Value Fund - L Shares                4,028,424      (185,230)
    MassMutual Indexed Equity Fund
     - Z Shares                           3,472,561        63,559
    Oppenheimer Capital Appreciation
     Fund - Y Shares                      2,666,542       136,134
    Janus Mid Cap Value Fund                732,327        27,128
    T. Rowe Price Mid Cap Value
     Fund II                                492,781        21,290
    Babson Small Company
     Opportunities Fund                     894,245       142,680
    Mazama Allied Small Company
     Growth Fund                          3,859,743      (101,814)
    American Century
     Harris Associates Overseas
     Fund - L Shares                      1,291,402       (84,578)
    Wells Fargo Stable Return Fund                -       441,774
    Fidelity Contrafund                           -      (901,476)
    Vanguard Institutional Index Fund             -    (2,157,073)
    Wells Fargo Small-Cap
     Opportunities Fund                           -    (1,349,944)
    American Euro-Pacific Growth Fund             -      (481,772)
    Wells Fargo Moderate Balanced Fund            -       (42,130)
    Wells Fargo Growth Balanced Fund              -    (1,101,070)
    Wells Fargo Diversified Equity Fund           -       (96,891)
    Wells Fargo Large Company
     Growth Fund                                   -      (275,132)
    Dreyfus Founders Discovery Fund                -      (224,777)
    Federated Stock Fund                           -       (68,357)
    Berger Small-Cap Value Fund                    -      (570,198)
                                        ------------  -----------
    Net appreciation (depreciation)
     of investments                    $ 27,527,833  $ (1,431,612)
                                        ------------  -----------
                                        ------------  -----------

4. INVESTMENT CONTRACT WITH INSURANCE COMPANY

   In 2002, the Plan entered into a benefit-responsive investment contract with Massachusetts Mutual Life Insurance Company ("MassMutual"). MassMutual maintains the contributions in a general account which is credited with earnings on the underlying investments and charged for participant withdrawals and administrative expenses. The contract is included in the financial statements at contract value as reported to the Plan by MassMutual. Contract value represents contributions made under the contract, plus earnings, less participant withdrawals and administrative expenses. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value.

   There are no reserves against contract value. The crediting interest rates were 4.0% and 4.5% at December 31, 2003 and 2002, respectively. The crediting interest rate is based on a formula agreed upon with the issuer but may not be less that 3%. Such interest rates are reviewed on a semiannual basis for resetting. The average yield for the year ended December 31, 2003 was 4.0%.

5. TAX STATUS OF THE PLAN

   The Plan obtained its latest determination letter on May 28, 2003 in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with applicable requirements of the Code. The Plan subsequently has been amended; however, the Plan administrator believes that the Plan is currently designed and operated in compliance with applicable requirements of the Code. Accordingly, no provision for income taxes has been included in these financial statements.

6. RELATED-PARTY TRANSACTIONS

   Certain Plan investments are shares of mutual funds managed by MassMutual and Wells Fargo. MassMutual is the recordkeeper, and ITB is the trustee, as defined by the Plan, and Wells Fargo was the recordkeeper and trustee for a portion of 2002; therefore, these transactions qualify as party-in-interest transactions in the years when MassMutual and Wells Fargo served as the recordkeeper or trustee. Total fees paid to MassMutual for the investment management services amounted to $14,260 for the year ended December 31, 2003. Total fees paid to Wells Fargo and MassMutual amounted to $45,247 for the year ended December 31, 2002.

   At December 31, 2003 and 2002, the Plan held 1,012,798 and 898,224 shares, respectively, of common stock of New England Business Service, Inc., the sponsoring employer, with a cost basis of $24,818,328 and $20,083,454, respectively. During the years ended December 31, 2003 and 2002, the Plan recorded dividend income of $780,236 and $508,204, respectively.

7. NONPARTICIPANT-DIRECTED INVESTMENTS

   The Plan requires Company contributions initially to be invested within the Company's common stock. The activity within the Company's common stock investment (including the activity for the money market funds) for the years ended December 31 were as follows:




                                           2003        2002


    Balance-beginning of year          $ 21,916,666 $ 17,475,198
                                       ------------- ------------
    Contributions                         7,914,814    6,322,138
    Net appreciation
     in fair value
     of investments                       5,877,286    4,208,508
    Interest and dividend income            804,397      678,878
    Benefits paid to participants
    and other disbursements              (1,508,682)  (1,143,199)
    Net transfers                        (4,291,826)  (5,624,857)
                                       ------------- ------------
    Net change                            8,795,989    4,441,468
                                       ------------- ------------
    Balance-end of year                $ 30,712,655 $ 21,916,666
                                       ------------- ------------
                                       ------------- ------------

8. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

   The following is a reconciliation of the net assets available for benefits per the financial statements at December 31, 2003 and 2002 to the Form 5500:




                                           2003        2002


    Net assets available for benefits
      per the financial statements    $162,449,313 $123,995,557
    Plus excess contribution
      payable                               29,971            -
    Less employer contribution
      receivable                          (195,310)    (427,722)
    Less employee contribution
      receivable                          (159,871)    (260,286)
                                       ------------- ------------
    Net assets available for
       benefits per the Form 5500      $162,124,103 $123,307,549
                                       ------------- ------------
                                       ------------- ------------

   The following is a reconciliation of employee contributions per the financial statements for the year ended December 31, 2003 to the Form 5500:






    Employee contributions per the
      financial statements                 $ 8,343,540
    Plus excess contribution payable            29,971
    Plus employee contribution
      receivable at December 31, 2002          260,286
    Less employee contribution
      receivable at December 31, 2003         (159,871)
                                           ------------
    Employee contributions per the
     Form 5500                             $ 8,473,926
                                           ------------
                                           ------------

   The following is a reconciliation of employer contributions per the financial statements for the year ended December 31, 2003 to the Form 5500:






    Employer contributions per the
      financial statements                 $ 7,067,793
    Plus employer contribution
      receivable at December 31, 2002          427,722
    Less employer contribution
      receivable at December 31, 2003         (195,310)
                                           ------------
    Employer contributions per the
     Form 5500                             $ 7,300,205
                                           ------------
                                           ------------


    9. SUBSEQUENT EVENT

    On June 25, 2004, the Company was acquired by Deluxe
    Corporation. Under the terms of the purchase, Deluxe paid $44 in cash for each Company share and assumed all of the Company's outstanding debt.



                    * * * * * *

                    SUPPLEMENTAL SCHEDULES

401(k) PLAN FOR EMPLOYEES OF
NEW ENGLAND BUSINESS SERVICE, INC.


FORM 5500 - SCHEDULE H, PART IV, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF
YEAR)         DECEMBER 31, 2003
---------------------------------------------------------------------------------
---------

a)  b)Identity of Issue  c)Description of Investment  d)Cost   e)Value

Participant-Directed Investments


    Wells Fargo          Strategic Income Fund            **   $ 3,704,213

    PIMCo                PIMCo Total Return Fund          **     5,458,247

    Wells Fargo          Strategic Growth Allocation Fund **     1,923,634

    T. Rowe Price        Emerging Markets Stock Fund      **     1,544,260

    Oakmark              Equity & Income Fund - I Shares  **    17,753,898

    AMR                  AIM Real Estate Fund             **     1,760,935

*   MassMutual (Wellington)

                         Fundamental Value Fund

                          - L Shares                      **    17,810,215

*   MassMutual           Indexed Equity Fund

                          - Z Shares                      **    16,119,393

*   Oppenheimer          Capital Appreciation Fund

                          - Y Shares                      **    11,658,701

    Janus                Mid-Cap Value Fund               **     3,340,921

*   T. Rowe Price        Mid-Cap Growth Fund II           **     2,458,017

*   Babson               Small Company Opportunities

                         Fund                             **     4,268,802

*   Mazama Allied        Small Company Growth Fund        **    11,346,425

*   American Century

    Harris Associates    Overseas Fund - L Shares         **     5,627,525

*   MassMutual           Fixed Interest Fund              **    22,713,861

*   Participant loans    Maturity dates ranging
                         from one to five years
                         at varying interest
                         rates                            **     3,922,401
                                                               -----------

    Total participant-directed investments                     131,411,448
                                                               -----------

Nonparticipant-Directed Investments


*   New England
    Business              Common Stock,
    Service, Inc.         1,012,798 shares        $24,818,328   29,877,773


*   Investors Bank &
    Trust Company         Money market fund           834,333      834,333

*   MassMutual           Money market fund                549          549
                                                   ----------- -----------
    Total nonparticipant-directed investments      $25,653,210  30,712,655
                                                   ----------- -----------
    TOTAL INVESTMENTS                                         $162,124,103
                                                               ===========

* Represents party-in-interest.
**Cost information is not required for participant-directed investments and therefore is not included.


401(k) PLAN FOR EMPLOYEES OF
NEW ENGLAND BUSINESS SERVICE, INC.


FORM 5500 - SCHEDULE H, PART IV, LINE 4j - SCHEDULE REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 2003
---------------------------------------------------------------------------------






a)Identity b)Description c)Purchase d)Selling e)Lease (f)Expense (g)Cost (h)Current (i)Net Gain
  of Party    of Asset,      Price     Price    Rental   Incurred    of      Value     or Loss
  Involved    (include                                     with     Asset   of Asset
              interest                                  Transaction           on
              rate and                                                     Transaction
               maturity                                                      Date
              in case of
              of a loan)


SINGLE TRANSACTIONS

No reportable transactions.

SERIES IN SAME SECURITY

No reportable transactions.

SERIES WITH SAME PARTY

No reportable transactions.
